Why OMNOVA Solutions? A Look Forward Global Innovator of Performance-Enhancing Chemistries and Surfaces Kevin McMullen Chairman & CEO Investor Luncheon October 6, 2016 Exhibit 99.1

Cautionary Statements 2 Forward-Looking Statements Today’s presentations include descriptions of OMNOVA's current business, operations, assets and other matters affecting the Company as well as "forward-looking statements" as defined by federal securities laws. All forward-looking statements by the Company, including verbal statements, are intended to qualify for the protections afforded forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management's current expectation, judgment, belief, assumption, estimate or forecast about future events, circumstances or results and may address business conditions and prospects, strategy, capital structure, debt and cash levels, sales, profits, earnings, markets, products, technology, operations, customers, raw materials, claims and litigation, financial condition, and accounting policies among other matters. Words such as, but not limited to, "will," "may," "should," "projects," "forecasts," "seeks," "believes," "expects," "anticipates," "estimates," "intends," "plans," "targets," "optimistic," "likely," "would," "could," "committed," and similar expressions or phrases identify forward-looking statements. All descriptions of OMNOVA's current business, operations and assets, as well as all forward-looking statements, involve risks and uncertainties. Many risks and uncertainties are inherent in business generally. Other risks and uncertainties are more specific to the Company's businesses and strategy, or to any new businesses the Company may enter into or acquire. There also may be risks and uncertainties not currently known to the Company. The occurrence of any such risks and uncertainties and the impact of such occurrences is often not predictable or within the Company's control. Such impacts could adversely affect the Company's business, operations or assets as well as the Company's results and the value of your investment in the Company. In some cases, such impact could be material. Certain risks and uncertainties facing the Company are described below or in the Company's Quarterly Report on Form 10-Q and Annual Report and the value of your investment in the Company on Form 10-K. All written and verbal descriptions of OMNOVA's current business, operations and assets and all forward-looking statements attributable to the Company or any person acting on the Company's behalf are expressly qualified in their entirety by the risks, uncertainties, and cautionary statements contained or referenced herein. All such descriptions and any forward-looking statement speak only as of the date on which such description or statement is made, and the Company undertakes no obligation, and specifically declines any obligation, other than that imposed by law, to publicly update or revise any such description or forward-looking statements whether as a result of new information, future events or otherwise. The Company's actual results and the value of your investment in OMNOVA may differ, perhaps materially, from expectations due to a number of risks and uncertainties including, but not limited to: (1) the Company's exposure to general economic, business, and industry conditions; (2) the risk of doing business in foreign countries and markets; (3) changes in raw material prices and availability; (4) the highly competitive markets the Company serves; (5) extraordinary events such as natural disasters, political disruptions, terrorist attacks and acts of war; (6) extensive and increasing United States and international governmental regulation, including environmental, health and safety regulations; (7) the Company's failure to protect its intellectual property or defend itself from intellectual property claims; (8) claims and litigation; (9) changes in accounting policies, standards, and interpretations; (10) the actions of activist shareholders; (11) the Company's inability to achieve, or achieve in a timely manner, the objectives and benefits of cost reduction initiatives; (12) the Company's ability to develop and commercialize new products at competitive prices; (13) the concentration of OMNOVA's Performance Chemicals business and certain Engineered Surfaces market segments, among several large customers; (14) the creditworthiness of the Company's customers; (15) the failure of a joint venture partner to meet its commitments; (16) the Company's ability to identify and complete strategic transactions; (17) the Company's ability to successfully integrate acquired companies; (18) unanticipated capital expenditures; (19) risks associated with the use, production, storage, and transportation of chemicals; (20) information system failures and breaches in security; (21) continued increases in healthcare costs; (22) the Company's ability to retain or attract key employees; (23) the Company's ability to renew collective bargaining agreements with employees on acceptable terms and the risk of work stoppages; (24) the Company's contribution obligations under its U.S. pension plan; (25) the Company's reliance on foreign financial institutions to hold some of its funds; (26) the effect of goodwill impairment charges; (27) the volatility in the market price of the Company's common shares; (28) the Company's substantial debt position; (29) the decision to incur additional debt; (30) the operational and financial restrictions contained in the Company's indenture; (31) a default under the Company's term loan or revolving credit facility; and (32) the Company's ability to generate sufficient cash to service its outstanding debt. OMNOVA Solutions provides greater detail regarding these risks and uncertainties in its 2015 Form 10-K and subsequent filings, which are available online at www.omnova.com and www.sec.gov. OMNOVA Solutions Inc. is a global innovator of performance-enhancing chemistries and surfaces used in products for a variety of commercial, industrial and residential applications. As a strategic business-to-business supplier, OMNOVA provides The Science in Better Brands, with emulsion polymers, specialty chemicals, and functional and decorative surfaces that deliver critical performance attributes to top brand-name, end-use products sold around the world. OMNOVA's sales for the fiscal year ended August 31, 2016, were $773 million. The Company has a global workforce of approximately 1,950. Visit OMNOVA Solutions on the internet at www.omnova.com. Non-GAAP Financial Measures Today’s presentations refer to certain non-GAAP financial measures as defined by the Securities and Exchange Commission, such as Adjusted Segment Operating Profit, Adjusted Segment EBITDA, Adjusted Income from Continuing Operations, Adjusted Diluted Earnings Per Share from Continuing Operations, Adjusted Consolidated EBITDA and Net Leverage Ratio. For a reconciliation to the most directly comparable GAAP financial measures, refer to the Appendix.

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OMNOVA Solutions Today Global innovator of performance enhancing chemistries and surfaces 8 $773M* SALES 26% Performance Chemicals Latex Binders │ Acrylics │ Resins │Hollow Plastic Pigments │ Fluorosurfactants │ Opacifiers │ Bio-Based Polymers Engineered Surfaces Coated Fabrics │ Specialty Laminates │ Performance Films *OMNOVA consolidated sales for LTM ended August 31, 2016. Deep and broad technical expertise Leading player in key specialty applications Small percentage of finished product cost, but critical to overall performance 8 $216M 72% $557M

2010 Adj EBITDA Paper & Carpet Mkt Erosion Growth in Sepecialty 2014 Adj EBITDA Growth Paper/Carpet REVERSED TREND Margin Expansion Cost/Pricing Growth in Key Accounts Further Geographic Expansion Higher Margins from Improved Specialty Mix New Product Development M&A Momentum for Strong Continued Earnings Growth and Cash Generation 9 6 consecutive quarters of adjusted YOY earnings growth; significant margin expansion; strong cash flow Not to scale Near-term (2016-2017) drivers Medium to longer term (2016-2020) drivers

10 Adjusted Segment Operating Profit and Adjusted Earnings Per Share (EPS) Strategic actions driving improvement in profitability, earnings and cash flow Adjusted Segment Operating Profit Adjusted EPS $68.4 $74.4 2014 2015 $M $54.2 $61.5 2015 2016 Full Year YTD thru 3Q $0.28 $0.36 2014 2015 Full Year YTD thru 3Q $0.23 $0.36 2015 2016 OPM 6.9% OPM 8.9% OPM 8.5% OPM 10.8%

Goals Reflect Continuing Transition To Specialty Focus

Growth:
2X Underlying Specialty Markets

- Specialty Volume Growth
- High Margin New Product Introductions
- Commercial Excellence
- Cost Reductions
- Value Based Pricing
- Mix

Adjusted Segment Operating Margin*



6.9%
8.9%
10.6%
Mid Teens
2014
2015
LTM Q3 2016
Goal

Market Spectrum



OMNOVA
High
Large Global, Vertically Integrated Chemical Companies
Small, Low Price, Local Chemical Companies
Level of Technology
Low
High
Willingness to Collaborate and Customize

*Non-GAAP adjusted values, GAAP reconciliation in the appendix.

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Drive Improved Return On Investment Accelerate Growth In Specialty Businesses Deploy a Balanced Capital Allocation Policy Our Value-Creating Strategic Priorities How we’ll get there 12 OPERATIONAL FINANCIAL Expand Margins, Generate Cash In Performance Materials Businesses

Accelerate Growth In Specialty Businesses Grow specialty greater than underlying markets 13 Targeting Specialty Growth Markets › Higher growth/higher margin businesses › Significant opportunities to grow share › Footprint actions enhance specialty focus Strengthening Commercial Excellence › Integrated sales, marketing and product development › Cross-selling › Value based pricing › Aggressive strategic marketing plans › Stronger key account value added selling Accelerate Growth In Specialty Businesses Strengthening Leadership & Capabilities › Enhanced organization in place end of 2015 Strong, Broad- Based Technology w/ Global Footprint › Facilities on three continents › Global quality and consistency › Customization Deploy a Balanced Capital Allocation Policy Drive Improved Return On Investment Expand Margins, Generate Cash In Performance Materials Businesses

Specialty Growth: Targeted Markets (>60% of Total Co. Sales)

Targeting robust markets with demand for high performance, high margin products

% = Estimated Market Growth Rate

P = Performance Chemicals; E = Engineered Surfaces









	Coatings CASE	Laminates	Nonwovens	Construction Materials	Elastomeric Modifiers	Oil & Gas	Coated Fabrics
Segment	P	E	P	P	P	P	E
Markets	Masonry Intumescent (fire resistant) Direct-to-metal Primers Odor and stain blocking Wood treatment	Retail display Cabinets Food service Kitchen and bath Recreational vehicles Flooring Healthcare Commercial furniture	Diapers Adult incontinence Healthcare Wipes Transportation Filtration	Concrete Adhesives Tape Release coatings Wallboard Roofing	Transportation Industrial Consumer thermoplastic products	Drilling Cementing Fracking	Asian auto market Hospital applications Restaurant seating Mass-transit seating
Market Potential*	$25.0B	$4.5B	$25.0B	>$25.0B	>$10.0B	$5.5B	>$1.0B
Growth	3 – 4%/yr	2 - 3%/yr	3 - 5%/yr	3 - 5%/yr	3 - 5%/yr	3 - 5%/yr	4 - 6%/yr

Common characteristics: higher margin, large and growing markets, customer need for differentiation, strong OMNOVA niche position with ability to grow

*Market data based on internal estimates and OMNOVA's place in the value chain.

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80% 39% 20% 61% Pre-2010 2015 87% 59% 11% 20% 2% 21% Pre- 0 2015 Diversifying Chemistries & Geographies Increased access to specialty markets 15 Other Chemistries SB Latex Asia Europe N. America Diversifying Chemistries & Markets in Performance Chemicals Total OMNOVA Global Expansion

Enhancing Product Development

Examples of recent new product platform innovations

Coatings

Several new product platforms introduced recently



OMNOVA
Performance*
Competitor
Performance*

Pliotec

Direct-to-metal coating additive

- Best in class corrosion resistance & adhesion
- Fewer formulating steps / lower costs
- No solvents

Nonwovens



Softwick

Finishing treatment for disposables

- Superior fluid management
- Less bulk, weight, cost
- Excellent softness
- Broad market applications

Laminates



surf(x)

Retail display and chain-restaurant elements

- 30% lower cost vs. high pressure laminates
- Up to 50% savings in life cycle maintenance
- Better design and appearance = higher customer sales and profit
- Large market opportunity – including fast growing food service

Using science to deliver "specialty" product performance

*Actual results from ASTM performance test.

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Strengthening Customer Relationships › Capture growth in carpet and non-carpet flooring › Greater focus on higher growth specialty paper/packaging › Value-based pricing Expand Margins, Increase Cash Generation In Performance Materials Businesses 17 Performance Materials – paper, carpet, tire cord, antioxidants & reinforcing resins Lowering Our Cost Base › Realigned manufacturing › SG&A effectiveness & efficiency Improving Ability to Serve › New GM & management team › Target technology offerings Expand Margins, Generate Cash In Performance Materials Businesses Deploy a Balanced Capital Allocation Policy Accelerate Growth In Specialty Businesses Drive Improved Return On Investment

18 Performance Materials Manufacturing Realignment and SG&A Restructuring Work substantially completed during 2Q 2016 – Savings on track ~300M lbs N. America SB capacity reduction >90% N. America SB capacity utilization (previously 62%) $14M - $17M in expected annual operating savings by 2017 Realigned Manufacturing Footprint through facility closures, capacity reductions, and manufacturing consolidations Restructured SG&A Company-Wide by appointing new global leadership in Performance Chemicals segment and reorganizing regional and commercial structure

Annual Incentive Plan › Earnings before income tax (70%) › Working capital days (20%) › Growth (10%) Long Term Incentive Plan › Adjusted EPS (80%) › Average Return on assets (20%) › Variable based on stock performance Management and Board Comply with Stock Ownership Requirements Incentives are Performance Based and Aligned with Shareholder Value Creation 19

› Exciting opportunities to grow higher margin Specialty businesses › Strengthened innovation and commercial excellence process › Significantly lowered cost base and reconfigured manufacturing footprint › Diverse technologies, global footprint, and enhanced corporate development to accelerate profitable growth › Upgraded leadership team › Positive momentum in margin expansion, earnings growth and cash generation › 6 consecutive quarters of year-over-year growth in Adjusted EPS Why OMNOVA Solutions? Well positioned to achieve long term goals 20

Global Innovator of Performance-Enhancing Chemistries and Surfaces Engineered Surfaces Dave Maynard President, Engineered Surfaces Investor Luncheon October 6, 2016

Industrial / Other 15% Transportation 37% Residential housing* 25% Commercial buildings* 23% Sales by End Market Broad and diverse end markets Note: Financials breakdown as of 2015 FYE Engineered Surfaces Total Revenue = $230M * = Refurbishment and new construction 2

Engineered Surfaces Adjusted Segment Operating Profit ($M)* Strategic actions set solid foundation for sustained profitable growth Strong cash and profitability contributor 2011 Key Actions › Strategically sold market-impaired wallcovering business › Closed and consolidated manufacturing while enhancing new product development capabilities to enter new high growth, high margin markets › Rationalized low margin customers/products › Enhanced leadership and upgraded commercial team Future Opportunities › Value proposition and manufacturing capability to grow market share in laminates and coated fabrics › International application of technology › Continuing to streamline costs 2015 $3 $22 Engineered Surfaces Transformed *Non-GAAP adjusted values, GAAP reconciliation in the investor deck appendix. 3

Engineered Surfaces Business Lines Driving specialty growth to achieve mid-teens operating profit margins Coated Fabrics  Leverage superior durability, cost and design  Win against High Pressure Laminate (HPL) in Food Service and Retail  Protect and expand in core markets: Recreational Vehicles, Furniture, Kitchen & Bath  Innovation – aesthetics and durability  Pursue other specialty applications  Leverage synergies and transform into a global Transportation centric business  Lower our cost of serve model for our North American market  Leverage Laminates to drive growth in Hospitality, Food Service, Healthcare  Innovation – cleanability, low odor / VOC and durability Laminates Performance Films  Expand core films business into specialty graphics market  Win in the Luxury Vinyl Tile (LVT) market  Lower operating costs  Increase asset utilization 4

Market Overview Laminates Restaurant / Food Service Retail Kitchen & Bath Recreational Vehicles Overall Laminates market greater than $4.5B Segment Trends: Segment Trends: Segment Trends: Segment Trends: • Global brands • Fast casual • The lines between restaurants, grocery stores and convenience stores are blurring • Global brands • E-commerce • Smaller formats and more focus on merchandising at big box retailers • Wood realism • Low cost imports • Multi-family housing growth • Use of multiple substrates across a singular design • More frequent model changes • Lower cost options • Reduce weight to improve fuel efficiency • Lower total cost of ownership • Superior durability and performance • Leading brand in surf(x)® laminates • Service - short lead time, application knowledge • Cost out through value engineering • Leading design with high-end finishes • harmony Program™ - seamless design across multiple OMN product constructions OMNOVA Value Differentiators 5

Accelerating profitable growth through faster market adoption of OMN differentiated technology Vision and Strategic Enablers Laminates Vision Statement: A market segment focused solution provider of functional and decorative surfaces that brings value through lower total cost, greater durability and superior design Key Elements Of Our Strategy: • Drive a substitution strategy within Food Service, Retail Store Fixture and Recreational Vehicle markets • Leverage harmony Program™ offering unique 3D surfaces and matched designs across substrates • Expand our capability in end-user driven specification sales to globally recognized brands • Develop channel partners to deliver specifications globally • Leverage innovation to strengthen our differentiated competitive advantage • Pursue targeted specialty applications 6

Market Overview Performance Films Luxury Vinyl Tile (LVT) Graphics Performance Films Market Potential: $80M NA Market Potential: $170M NA Market Potential: $500M Segment Trends: Segment Trends: Segment Trends: • Fastest growing flooring segment • USA on-shoring • New customer LVT plants and capacity coming online • Vertical and horizontal surfaces • Investment from pressure sensitive graphics companies • Digital printers with improved capabilities at lower cost driving digital growth • Value focused • Environmentally friendly • Increasing specialty focus • Product and application technical leadership • Superior service • Speed to market in developing customized solutions • Customized formulations to meet specialty applications • Broad library of unique textured designs OMNOVA Value Differentiators 7

Clear path to profitable growth through LVT and specialty applications Vision and Strategic Enablers Performance Films Vision Statement: Driving customer value through customized performance and design in specialty engineered film applications Key Elements Of Our Strategy: • Leverage wins in the Luxury Vinyl Tile segment • Adoption of our ViewTex® specialty graphics films in the fast growth digital print market • Target innovations on higher growth, higher margin opportunities • Develop higher-end films for specialty applications • Continued margin management of our core business 8

Market Overview

Coated Fabrics

China OEM	SEA OEM	SEA Motorcycle	North America Coated Fabrics
			
Greater than $1.0B Market Potential			
Segment Trends:	**Segment Trends:**	**Segment Trends:**	**Segment Trends:**
• Largest automotive market expected to grow 6% annually • SUV's fastest growing segment of market with local China OEMs accounting for 50% share	• Growing middle class • Region becoming a manufacturing center	• Growing demand for motorcycles in Vietnam, Indonesia and Malaysia	• Looking for innovation • Durability requirements increasing, given more aggressive cleaning protocols • "Green" material options

OMNOVA Value Differentiators

- PreFixx® coating - superior cleanability, durability and stain resistance
- Global footprint with western automotive quality systems, capabilities, reputation
- Higher performance and lower cost alternative to leather / woven fabrics

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Capture increased share of large, high growth markets with OMNOVA superior technology Vision and Strategic Enablers Coated Fabrics Vision Statement: Globally recognized as a premier supplier of transportation, healthcare and other specialty performance based coated fabrics Key Elements Of Our Strategy: • Strengthen and expand our relationships with China OEMs and Tier 1 and Tier 2 OEM suppliers • Continue to drive innovation to expand our share in auto interior applications and other select market segments • Leverage Thailand manufacturing and technology synergies to support OEM growth in China and further penetrate SEA markets • Develop partnerships to extend and accelerate market reach in China • Cross-sell with laminates and performance films to accelerate profitable growth in hospitality, food service and healthcare 10

Engineered Surfaces

Growth Through Innovation

OMNOVA SOLUTIONS



New Product	Value Proposition
surf(x)® Sheet Laminate	✓ Superior impact resistance vs High Pressure Laminate (HPL) (4x greater vs color core) ✓ 50% savings over the cost of HPL ✓ Direct “drop-in” replacement
ViewTex® Specialty Graphic Films	✓ Provides a wide range of surface texture optics ✓ Superior digital ink receptivity and print fidelity
Low VOC / Low Odor Upholstery	✓ Exceeds industry interior auto VOC standards ✓ Eliminate “new car” smell
Luxury Vinyl Tile (LVT)	✓ Custom engineered to meet unique customer specifications ✓ Leverages OMN laminates and performance films capabilities ✓ Superior technical and customer service
3D Matte Woodgrain Laminate	✓ Enhanced real wood appearance ✓ Lower cost alternative to real wood / veneer

Innovation provides a strong new product pipeline with vitality index greater than 25%

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Goal: Growth at 2X Underlying Specialty Markets Key Actions Taken to Drive Specialty Volume Growth: › Strengthen and expand our commercial end-user specification team › Continue development of strong channel partners to accelerate our laminates substitution strategy › Leverage our commercial excellence processes to expand opportunity pipeline, increase sales conversion rate, and execute value-based pricing › Build on strong positions with the top North American Luxury Vinyl Tile manufacturers › Expand our OEM and Tier 1 and Tier 2 presence within China automotive market › Introduce new products that drive competitive differentiation and specialty margins › Use LEAN SixSigma to lower costs and drive manufacturing process capability enhancements 2X Growth versus underlying specialty markets >15% Targeted Operating Profit Margin 70% Specialty markets as a % of total ES revenue >$350M revenue Balanced specialty portfolio 12

Global Innovator of Performance-Enhancing Chemistries and Surfaces Performance Chemicals Anne Noonan President, Performance Chemicals Investor Luncheon October 6, 2016

Refurbishment & new construction 37% Paper & packaging 20% Transportation 15% Industrial 10% Personal hygiene 10% Oilfield 8% Sales by End Market 2 Note: Financials breakdown as of 2015 FYE. Financials inclusive of Indian rubber business sold in Q1 2016. Performance Chemicals Total Revenue: $557M Broad and diverse end markets

Strategic Summary Performance Chemicals STRATEGIC PRIORITIES To help customers attain unique sustainable performance advantagesMISSION VISION To become the premier global innovative specialty chemical solutions provider delivering sustainable value to customers and stakeholders while achieving sustained earnings and revenue growth. Increased Relevance Growth in target markets, regions and key accounts to drive sustainable earnings Specialty Growth Specialty represents >60% of portfolio revenue Business Scale Portfolio transformation to “true” specialty with meaningful revenue GOALS Grow share at Key Accounts and increase existing market share Organically grow specialties revenue by 2X underlying market 2016 - 2020 Geographic expansion / diversification driving revenue and operating profit Leverage innovation excellence to accelerate commercialization of new specialty products Inorganically grow via M&A / alliance 3 Operational Excellence Continued focus on margin expansion & cash generation

Specialty Coatings & Ingredients

CASE & Nonwovens growth at 2X underlying markets

Overall Coatings Market Potential: $25B

Coatings



Growth Drivers:

- Sustainable innovation
- Key accounts
- Adjacent markets

Strategic direction:

Expand to; wood, plastic and heavier duty metal and other complementary coating additives. Grow at existing key accounts.

Adhesives



Growth Drivers:

- SMARTer innovation
- Key accounts
- Adjacent markets

Strategic direction:

Specialty polymer & formulation expertise for unique solutions, e.g. hydrophobic polymer technology.

Sealants



Growth Drivers:

- Innovation
- Key accounts
- Adjacent markets

Strategic direction:

New substrates, technologies & chemistries to enhance customer value. Translate to adjacent markets.

Elastomers



Market Potential: >$10B

Growth Drivers:

- Diversification
- Innovation
- Adjacent markets

Strategic direction:

New and proprietary elastomeric technologies to engineering thermoplastics and thermoplastic elastomers.

Nonwovens



Market Potential: $25B

Growth Drivers:

- Globalization
- Market diversification
- Key accounts

Strategic direction:

Expand in China and EU with new binder technology (next gen unique technologies, and market diversification).

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Oil & Gas

Diversification & growth at 2X underlying markets

Overall Oil & Gas Market Potential: $5.5B

Drilling



Growth Drivers:

- Innovation
- Geographic expansion
- Adjacent markets

Strategic direction:

Leverage and strengthen global deep-water position. Expansion in regional markets, e.g. China, Middle East.

Cementing



Growth Drivers:

- Portfolio expansion
- Grow expertise
- Innovation

Strategic direction:

Broaden product offering via strategic alliances. Grow customer base and build differentiated innovation pipeline.

Stimulation



Growth Drivers:

- Innovation
- Strategic alliances
- Market penetration

Strategic direction:

Current channels and Voice of the Customer to determine appropriate solutions for innovation pipeline.

Production



Growth Drivers:

- Strategic alliances
- Geographic expansion
- Adjacent markets

Strategic direction:

Align with regional production chemical manufacturers – NAM, Middle East, Asia. Bolt-on acquisitions.

Environmental



Growth Drivers:

- Acquisition
- Innovation
- Adjacent markets

Strategic direction:

Explore entering environmental (waste management, drill cuttings processing, oil/water separation).

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OMNOVA SOLUTIONS

Performance Materials

Margin expansion & cash generation for core markets & selective growth in specialty sub-segments

Paper



Market Potential: $4.0B

Growth Drivers:

- Selective innovation for specialty packaging & technical papers
- Key accounts

Strategic direction:

Operational excellence to strengthen leadership position. Selective growth in specialty papers.

Carpet



Market Potential: $0.7B

Growth Drivers:

- Selective innovation for commercial carpet
- Key accounts
- Geographic expansion

Strategic direction:

Leverage new higher strength products for increased position in residential. Grow in commercial carpet via carpet tile innovation.

Tire Cord



Market Potential: $0.25B

Growth Drivers:

- Geographic expansion
- Key accounts
- Strategic alliances

Strategic direction:

Excellence in supply chain, quality and customer service to expand geographically

Antioxidants



Market Potential: $3.4B

Growth Drivers:

- Strategic alliances
- Geographic expansion
- Adjacent markets

Strategic direction:

Growth in ABS, glove and synthetic rubber stabilization. Investment to optimize Chinese production.

Reinforcing Resins



Market Potential: $0.35B

Growth Drivers:

- Selective innovation
- Adjacent markets
- Geographic expansion

Strategic direction:

Promote new product attributes to new and adjacent markets.

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Marketing Excellence Innovation Excellence Sales Excellence Functional Excellence Driving Growth Driving specialty growth at 2X underlying markets 7

Marketing Excellence

Driving growth in specialties at 2X market while maintaining leading positions in Performance Materials

2015*



30%
23%
47%

2020



24%
20%
56%

- Paper & Carpet
- Other Performance Materials
- Specialty Chemicals

2015*



14%
22%
64%

2020



16%
24%
60%

- US
- EMEA
- APAC

* Without India, divested 1Q 2016

Marketing strategic focus:

- Market driven growth with excellence in customer service
- Selective diversification to adjacent / new markets
- Translation of proven products and applications globally
- Geographic expansion focusing on APAC, Middle East and Germanic countries
- Strategic accretive acquisitions and alliances

Key Enablers

- Acquisition and promotion of strategic marketing talent
- Marketing definition and laser focus on OMNOVA winnable space
- Marketing Excellence processes & tools
- Enhanced Voice of the Customer methodology
- Increased competitive intelligence focus
- Accountability & incentives based upon growth

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Innovation Excellence Results to date….. Focused on step-change, profitable growth with industry leading technologies in specialty segments K Before 2016 Vision 20/20 Number of Innovation Projects 95 52 Fewer, Bigger, Focused Focus Customer Response Market Driven Increased Industry Focus Execution Risk High Balanced Low - Moderate Op. Profit % < 10 14 15+ Vitality % 23% 22% 25% 9

Market & Customer Driven Innovation Portfolio

Transforming the portfolio to be a leading provider of Sustainable, Greener, SMARTer innovative solutions

Voice of the customer

Sustainable Solutions

SMART technologies

Disruptive innovation



2016 launches


PLIOTEC®
Resins

Polymer for Garage Floor Coatings: water-based, one-part, epoxy-modified acrylic resin - best-in-class hot tire pickup and chemical resistance, easy to apply and fast drying

Coating Resin for Direct Application to Metal, Ceramic, PVC and more: modified acrylate copolymer - excellent corrosion resistance, superior adhesion to multiple surfaces.

Zero VOC Coating Resin for Direct to Metal: acrylic resin, excellent corrosion resistance, great gloss retention and block resistance


SUNCRYL®
Polymers

Release Coating for Paper and Film: non-silicone release coating polymer - ideal for applications exposed to humid conditions

Hydrophobic Release Coating for Paper, Film and Foil: non-silicone hydrophobic release polymer - provides superior balance of properties, utility, and cost efficiency

Coming soon!


OILFIELD CHEMICALS

Next Gen Fluid Loss Control Additive: high-performing, cost-efficient oilfield fluid loss additive for exploration in low temperature formations

New Line of Cement Additives: improved structural and operational performance in oilfield finishing applications


PLIOTEC®
Resins

All-Acrylic Low-Exudation Binder: acrylic coating with the benefits of LEB technology for architectural coatings

New Binder Resins for Exterior Wood Applications: excellent adhesion, durability and weatherability for wood trim and decking


NONWOVEN BINDERS

Next Generation Products for Nonwovens for Personal Hygiene.

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Sales Excellence Driving organic specialty growth globally with increased relevance at key accounts • Focused industry specific resources • Talented, experienced Key Account Managers (KAMs) • Executive coverage • Channel partner optimization with industry expertise • Tail management: inside sales model • Globalization • Differentiated customer segmentation & business rules • Voice of the Customer • Value pricing • >100 programs with > $100M potential • Prioritization • Speed of closure Sales Excellence 11

K Before 2016 Aug YTD Vision 20/20 # Accounts / sales person 40 25 Fewer, Bigger, Focused Sales Team Dedicated to Specialty Growth (%) 20% 70% 80% Average size / new opportunity (Rev. $M) $0.4M $0.7M >$1.5M New business wins (Revenue in Year, $M) $15M $21M >$50M Operating Profit (%) 8.6% 12% >15% Sales Excellence Results to date…… 12 Gaining momentum at specialty key accounts with upgraded tools and talent Key Enablers • Improved pricing processes & tools • Standardized prioritization process: Real, Winnable, Worth it (RWW) • Investment in sales organization +20% since 2014 • Increased incentive & accountability

Performance Chemicals Operating Profit growth drivers 13 Commercial & operational excellence are key to execution 2014 Act Paper & Carpet Mjr Cost Out Mjr Improv / Oth 2016 Est Base Innovation Cost-out Geographic Expan. Key Acct Mgmt Control what we can control • Footprint optimization • Cost out initiatives • Price discipline Accelerate Profitable Growth • Marketing, Innovation & Sales Excellence • Specialty growth at 2X market • Portfolio optimization Not to scale

To become the premier global innovative specialty chemical solutions provider delivering sustainable value to customers and Goal: Become a Leading Global Innovative Specialty Solutions Provider 14 Specialty Growth › Marketing, Innovation & Sales Excellence › First to market with differentiated, high margin new products › Key account growth › Geographic expansion Continued focus on operational excellence, cost reductions and mix optimization Transform the business through organic and inorganic growth in specialties 2X Growth versus underlying specialty markets >15% Targeted Operating Profit Margin ~60+% Specialty markets as a % of total PC revenue >$1B revenue Balanced specialty portfolio

Global Innovator of Performance-Enhancing Chemistries and Surfaces Financial Overview Paul DeSantis Chief Financial Officer Investor Luncheon October 6, 2016

Disciplined Financial Management Prudent capital allocation focused on driving strong return 2 Expanding Margins Through Commercial Excellence › New high-margin product initiatives › Value-pricing › Specialty growth Strategic Growth Investments › Bolt-on M&A to support specialty businesses › Funded by growth in Adjusted EBITDA and cash flow Managing Working Capital › Significant reduction of working capital days by 2019 › Robust SOIP process › Incentive alignment Disciplined Approach to Capital Spending › Focused on key growth markets Lowering Our Cost Base › Increased capacity utilization › Footprint optimization › Repurposing to specialty › Cost reductions › LEAN SixSigma De-Levering Business › Targeting 2.0x total net leverage through cycle 1 Drive Improved Return On Investment Deploy a Balanced Capital Allocation Policy Expand Margins, Generate Cash In Performance Materials Businesses Accelerate Growth In Specialty Businesses 3 2 4 rive I proved eturn On Invest ent De loy a Balanced Capital Allocation Policy Expand Margins, Generate Cash In Performance Materials Businesses Accelerate Growth In Specialty Businesse Drive improved return on investment Deploy a balanced capital profile Note: SOIP refers to sales, operations and inventory planning

Successful implementation of our business strategy beginning to bear fruit… › Accelerating growth in Specialty › Expanding margins, generating cash in Performance Materials › Driving improved return on investment and balancing capital allocation …amidst positive market backdrop › Stabilizing raw material environment › Favorable end market outlook › Specialty businesses aligned with robust growth markets 2016 is Showing Initial Success in Execution of Strategy 3

4 Adjusted Segment Operating Profit and Adjusted Earnings Per Share (EPS) Strategic actions driving improvement in profitability, earnings and cash flow Adjusted Segment Operating Profit ($M) Adjusted EPS $68.4 $74.4 2014 2015 $54.2 $61.5 2015 2016 Full Year YTD thru 3Q $0.28 $0.36 2014 2015 Full Year YTD thru 3Q $0.23 $0.36 2015 2016 OPM 6.9% OPM 8.9% OPM 8.5% OPM 10.8%

5 Consistent de-leveraging since Eliokem acquisition Record of Cash Generation and De-Leveraging Refinance completed in Q3 2016 Reduced gross debt by ~$89M since 2011 Disciplined balance sheet management › Redeemed $50M of bonds in November 2014 and November 2015, respectively, with excess cash Strong cash conversion driven by: › Improved earnings › Low maintenance capex requirement › Working capital management › No US cash taxes in near term (Federal N.O.L. $107.4) OMNOVA Gross Debt Over Time *Gross debt excluding senior notes of $150M to be redeemed on November 1, 2016 and OID of $3.5M. $144 $394 $456 $452 $449 $412 $357 $408 $367* $50 $150 $250 $350 $450 $550 2009 2010 2011 2012 2013 2014 2015 End of 3Q 2015 End of 3Q 2016 Paper & Carpet market decline

Working Capital Improvement and Earnings Growth Drive Cash Flow Improvement 6 66.4 59.0 3Q15 Quarter End 3Q16 Quarter End 3.8x 3.5x LTM thru 3Q15 Quarter End* LTM thru 3Q16 Quarter End* 37.8 41.0 YTD 2015 YTD 2016 Cash Flow From Operations $ Millions Leverage Net Debt / Adjusted EBITDA Total Working Capital (Days) * Last Twelve Months (LTM) as of August 31, 2015 and 2016

Capital Structure / Liquidity / Net Leverage Liquidity Revolver $64 • Balance Drawn • Letters of Credit $0 $0 Remaining Capacity $64 Cash** $70 Total Liquidity $134 7 As of August 31, 2016 (In millions) Lower post-refinancing cost ~ 5.3% from ~ 5.9% Net Leverage Ratio Total Net Debt*** $291 LTM EBITDA*** $83 Net Leverage Ratio*** 3.5x DEBT = $367* $17 $350 Foreign Debt & Other • Capital lease • Letters of credit Term Loan B (excluding OID 3.5M) • 2023 maturity • L+425; floor 1.00% • Total Net Leverage Ratio Covenant .* Debt is Total Debt less $150M of senior notes which will be redeemed on November 1, 2016. ** Cash is Total Cash less $156M committed to the redemption of senior notes, including accrued but unpaid interest, on November 1, 2016. ***Non-GAAP adjusted values, GAAP reconciliation in the appendix.

History of Taking Decisive Action

Strategic portfolio actions to drive shareholder value

1999 – Spinoff from GenCorp

2006 – Sold Commercial Roofing Division
- Non-strategic Business

2008 – 100% Ownership Engineered Surfaces China/Thailand
- Access to fast-growing Asian markets
- Upgrade capabilities
- Low-cost manufacturing

2010 – Acquired ELIOKEM Specialty Chemicals
- Expand global manufacturing and technology footprint
- Accelerate market growth
- Broaden capabilities in specialty growth applications
- Serves coatings and oil & gas markets

2011 – Sold Global Wallcovering
- Exit structurally impaired market
- Close Columbus, MS facility

2012 – Opened Chemical Plant in Caojing, China
- Specialty latex for fast growing Asian applications
- Manufacturing on three continents to serve global and regional customers

2014-16 – Manufacturing Footprint Realignment
- Repurpose footprint in a capital efficient manner to drive >90% capacity utilization
- Closing of Akron, OH emulsion facility
- Closing of Calhoun, GA SB latex facility and excess SB capacity in Mogadore, OH
- Sold Indian manufacturing assets

2016-18 – Path to Profitable Growth and Margin Expansion
- Accelerate growth in specialty businesses
- Expand margins, generate cash in performance materials businesses
- Drive improved return on investment
- Deploy a balanced capital allocation policy

Strategic actions position OMN for sustained profitable growth

8

2010 Adj EBITDA Paper & Carpet Mkt Erosion Growth in Sepecialty 2014 Adj EBITDA Growth Paper/Carpet REVERSED TREND Margin Expansion Cost/Pricing Growth in Key Accounts Further Geographic Expansion Higher Margins from Improved Specialty Mix New Product Development M&A Momentum for Strong Continued Earnings Growth and Cash Generation 9 6 consecutive quarters of YOY adjusted earnings growth; significant margin expansion; strong cash flow Not to scale Near-term (2016-2017) drivers Medium to longer term (2016-2020) drivers

› Exciting opportunities to grow higher margin Specialty businesses › Strengthened innovation and commercial excellence process › Significantly lowered cost base and reconfigured manufacturing footprint › Diverse technologies, global footprint, and enhanced corporate development to accelerate profitable growth › Upgraded leadership team › Positive momentum in margin expansion, earnings growth and cash generation › 6 consecutive quarters of year-over-year growth in Adjusted EPS Why OMNOVA Solutions? Well positioned to achieve long term goals 10

Global Innovator of Performance-Enhancing Chemistries and Surfaces Investor Day Cautionary Statements & Appendices Investor Luncheon October 6, 2016

Cautionary Statements 2 Forward-Looking Statements Today’s presentations include descriptions of OMNOVA's current business, operations, assets and other matters affecting the Company as well as "forward-looking statements" as defined by federal securities laws. All forward-looking statements by the Company, including verbal statements, are intended to qualify for the protections afforded forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management's current expectation, judgment, belief, assumption, estimate or forecast about future events, circumstances or results and may address business conditions and prospects, strategy, capital structure, debt and cash levels, sales, profits, earnings, markets, products, technology, operations, customers, raw materials, claims and litigation, financial condition, and accounting policies among other matters. Words such as, but not limited to, "will," "may," "should," "projects," "forecasts," "seeks," "believes," "expects," "anticipates," "estimates," "intends," "plans," "targets," "optimistic," "likely," "would," "could," "committed," and similar expressions or phrases identify forward-looking statements. All descriptions of OMNOVA's current business, operations and assets, as well as all forward-looking statements, involve risks and uncertainties. Many risks and uncertainties are inherent in business generally. Other risks and uncertainties are more specific to the Company's businesses and strategy, or to any new businesses the Company may enter into or acquire. There also may be risks and uncertainties not currently known to the Company. The occurrence of any such risks and uncertainties and the impact of such occurrences is often not predictable or within the Company's control. Such impacts could adversely affect the Company's business, operations or assets as well as the Company's results and the value of your investment in the Company. In some cases, such impact could be material. Certain risks and uncertainties facing the Company are described below or in the Company's Quarterly Report on Form 10-Q and Annual Report and the value of your investment in the Company on Form 10-K. All written and verbal descriptions of OMNOVA's current business, operations and assets and all forward-looking statements attributable to the Company or any person acting on the Company's behalf are expressly qualified in their entirety by the risks, uncertainties, and cautionary statements contained or referenced herein. All such descriptions and any forward-looking statement speak only as of the date on which such description or statement is made, and the Company undertakes no obligation, and specifically declines any obligation, other than that imposed by law, to publicly update or revise any such description or forward-looking statements whether as a result of new information, future events or otherwise. The Company's actual results and the value of your investment in OMNOVA may differ, perhaps materially, from expectations due to a number of risks and uncertainties including, but not limited to: (1) the Company's exposure to general economic, business, and industry conditions; (2) the risk of doing business in foreign countries and markets; (3) changes in raw material prices and availability; (4) the highly competitive markets the Company serves; (5) extraordinary events such as natural disasters, political disruptions, terrorist attacks and acts of war; (6) extensive and increasing United States and international governmental regulation, including environmental, health and safety regulations; (7) the Company's failure to protect its intellectual property or defend itself from intellectual property claims; (8) claims and litigation; (9) changes in accounting policies, standards, and interpretations; (10) the actions of activist shareholders; (11) the Company's inability to achieve, or achieve in a timely manner, the objectives and benefits of cost reduction initiatives; (12) the Company's ability to develop and commercialize new products at competitive prices; (13) the concentration of OMNOVA's Performance Chemicals business and certain Engineered Surfaces market segments, among several large customers; (14) the creditworthiness of the Company's customers; (15) the failure of a joint venture partner to meet its commitments; (16) the Company's ability to identify and complete strategic transactions; (17) the Company's ability to successfully integrate acquired companies; (18) unanticipated capital expenditures; (19) risks associated with the use, production, storage, and transportation of chemicals; (20) information system failures and breaches in security; (21) continued increases in healthcare costs; (22) the Company's ability to retain or attract key employees; (23) the Company's ability to renew collective bargaining agreements with employees on acceptable terms and the risk of work stoppages; (24) the Company's contribution obligations under its U.S. pension plan; (25) the Company's reliance on foreign financial institutions to hold some of its funds; (26) the effect of goodwill impairment charges; (27) the volatility in the market price of the Company's common shares; (28) the Company's substantial debt position; (29) the decision to incur additional debt; (30) the operational and financial restrictions contained in the Company's indenture; (31) a default under the Company's term loan or revolving credit facility; and (32) the Company's ability to generate sufficient cash to service its outstanding debt. OMNOVA Solutions provides greater detail regarding these risks and uncertainties in its 2015 Form 10-K and subsequent filings, which are available online at www.omnova.com and www.sec.gov. OMNOVA Solutions Inc. is a global innovator of performance-enhancing chemistries and surfaces used in products for a variety of commercial, industrial and residential applications. As a strategic business-to-business supplier, OMNOVA provides The Science in Better Brands, with emulsion polymers, specialty chemicals, and functional and decorative surfaces that deliver critical performance attributes to top brand-name, end-use products sold around the world. OMNOVA's sales for the fiscal year ended August 31, 2016, were $773 million. The Company has a global workforce of approximately 1,950. Visit OMNOVA Solutions on the internet at www.omnova.com. Non-GAAP Financial Measures Today’s presentations refer to certain non-GAAP financial measures as defined by the Securities and Exchange Commission, such as Adjusted Segment Operating Profit, Adjusted Segment EBITDA, Adjusted Income from Continuing Operations, Adjusted Diluted Earnings Per Share from Continuing Operations, Adjusted Consolidated EBITDA and Net Leverage Ratio. For a reconciliation to the most directly comparable GAAP financial measures, refer to the Appendix.

Today’s presentations include Adjusted Segment Operating Profit, Adjusted Segment EBITDA, Adjusted Income from Continuing Operations Before Income Taxes, Adjusted Consolidated EBITDA and other financial measures which are Non-GAAP financial measures as defined by the Securities and Exchange Commission. OMNOVA’s Adjusted Segment Operating Profit is calculated as Segment Operating Profit (Loss) less restructuring and severance expenses, asset impairments and other items. Adjusted Segment EBITDA is calculated as Adjusted Segment Operating Profit less depreciation and amortization expense less accelerated depreciation. OMNOVA’s Adjusted Income from Continuing Operations Before Income Taxes is calculated as Adjusted Segment Operating Profit less corporate expenses, interest, restructuring and severance, asset impairments and other items. OMNOVA’s Adjusted EBITDA is calculated as Adjusted Income from Continuing Operations Before Income Taxes less interest expense less debt premium and depreciation and amortization expense less accelerated depreciation. Adjusted Segment Operating Profit and Adjusted Segment and/or Consolidated EBITDA and the other financial measures (collectively, the “Non-GAAP financial measures”) are not calculated in the same manner by all companies and, accordingly, are not necessarily comparable to similarly titled measures of other companies and may not be appropriate measures for comparing performance relative to other companies. The Non-GAAP financial measures should not be construed as indicators of the Company’s operating performance or liquidity and should not be considered in isolation from or as a substitute for net income (loss), cash flows from operations or cash flow data, which are all prepared in accordance with GAAP. The Non-GAAP financial measures are not intended to represent, and should not be considered more meaningful than or as an alternative to, measures of operating performance as determined in accordance with GAAP. Management believes that presenting this information is useful to investors because these measures are commonly used as analytical indicators to evaluate performance and by management to allocate resources. Set forth in the appendices are the reconciliations of these Non- GAAP financial measures to their most directly comparable GAAP financial measure. All appendix results are pro forma reflecting continuing business (including the acquisition of ELIOKEM and excluding the sale of the global wallcovering business). Appendix – Non-GAAP Financial Measures 3

Appendix 1 – Reconciliation of Reported Segment Sales and Operating Profit to Net Sales and Net (Loss) Income

OMNOVA SOLUTIONS

	Three Months Ended August 31,		Nine Months Ended August 31,	
(In millions)	2016	2015	2016	2015
Net Sales				
Performance Chemicals				
Performance Materials	$ 71.5	$ 83.0	$ 215.5	$ 252.9
Specialty Chemicals	72.0	70.6	200.0	214.1
Total Performance Chemicals	$ 143.5	$ 153.6	$ 415.5	$ 467.0
Engineered Surfaces				
Coated Fabrics	$ 17.1	$ 21.7	$ 54.5	$ 65.9
Laminates and Performance Films	35.0	35.6	102.9	105.1
Total Engineered Surfaces	$ 52.1	$ 57.3	$ 157.4	$ 171.0
Total Net Sales	$ 195.6	$ 210.9	$ 572.9	$ 638.0
Segment Operating Profit				
Performance Chemicals	$ 17.3	$ 7.5	$ 42.4	$ 27.4
Engineered Surfaces	3.9	5.2	13.8	14.2
Interest expense	(5.9)	(6.8)	(17.4)	(20.5)
Corporate expense	(6.6)	(6.0)	(20.9)	(18.7)
Shareholder activist costs	—	—	—	(1.9)
Operational, administrative, and other improvement costs	—	—	0.4	(0.4)
Asset impairment	—	—	—	(0.6)
Acquisition and integration related expense	(0.4)	—	(0.4)	(0.4)
Deferred financing fees write-off	(1.7)	—	(1.7)	—
Income (Loss) From Continuing Operations Before Income Taxes	6.6	(0.1)	16.2	(0.9)
Income tax expense (benefit)	1.9	(0.5)	5.4	(1.1)
Income from continuing operations	4.7	0.4	10.8	0.2
Discontinued operations, net of tax	—	—	—	0.9
Net Income	$ 4.7	$ 0.4	$ 10.8	$ 1.1
Depreciation and amortization	$ 6.8	$ 9.8	$ 23.5	$ 23.9
Capital expenditures	$ 5.8	$ 4.8	$ 16.5	$ 15.3

4

Appendix 2 – Performance Chemicals Adjusted EBITDA by Quarter 5 2015 2016 (Dollars in millions) 1st QTR 2nd QTR 3rd QTR 4th QTR 1st QTR 2nd QTR 3rd QTR Sales $153.3 $ 160.1 $153.6 $141.1 $126.1 $ 145.9 $143.5 Segment Operating Profit $ 6.6 $ 13.3 $ 7.5 $ (11.5) $ 8.0 $ 17.1 $ 17.3 Management Excluded Items Restructuring and severance - 0.5 3.1 0.7 1.2 0.9 0.2 Accelerated depreciation on production transfer - - 2.9 2.9 2.8 0.2 - Operational improvements costs 1.0 1.5 1.6 0.9 - (0.4) - Asset impairment, facility closure costs and other - - - 18.4 - 1.1 0.6 Environmental costs - - - 2.8 - - - Vacation Accrual - - - - (0.3) (0.5) (0.6) Subtotal for Management Excluded Items 1.0 2.0 7.6 25.7 3.7 1.3 0.2 Adjusted Segment Operating Profit $ 7.6 $ 15.3 $ 15.1 $ 14.2 $ 11.7 $ 18.4 $ 17.5 Adjusted Segment Operating Profit as a % of sales 5.0% 9.6% 9.8% 10.1% 9.3% 12.6% 12.2% Capital Expenditures $ 2.1 $ 3.0 $ 2.6 $ 4.9 $ 4.0 $ 2.2 $ 3.5 Adjusted segment operating profit $ 7.6 $ 15.3 $ 15.1 $ 14.2 $ 11.7 $ 18.4 $ 17.5 Depreciation and Amortization excluding accelerated depreciation 5.2 5.3 5.2 5.4 5.0 4.8 5.1 Adjusted Segment EBITDA $ 12.8 $ 20.6 $ 20.3 $ 19.6 $ 16.7 $ 23.2 $ 22.6 Adjusted Segment EBITDA as a % of sales 8.3% 12.9% 13.2% 13.9% 13.2% 15.9% 15.7%

Appendix 3 – Performance Chemicals LTM* Adjusted EBITDA by Quarter

OMNOVA SOLUTIONS

(Dollars in millions)	2015 1st QTR LTM	2015 2nd QTR LTM	2015 3rd QTR LTM	2015 4th QTR LTM	2016 1st QTR LTM	2016 2nd QTR LTM	2016 3rd QTR LTM
Sales	$728.1	$ 685.3	$648.4	$608.1	$580.9	$ 566.7	$556.6
Segment Operating Profit	$ 40.7	$ 40.2	$ 36.5	$ 15.9	$ 17.3	$ 21.1	$ 30.9
Management Excluded Items							
Restructuring and severance	0.5	0.6	3.7	4.3	5.5	5.9	3.0
Accelerated depreciation on production transfer	1.6	1.0	3.3	5.8	8.6	8.8	5.9
Operational improvements costs	1.0	2.5	4.1	5.0	4.0	2.1	0.5
Asset impairment, facility closure costs and other	-	-	-	18.4	18.4	19.5	20.1
Environmental costs	1.0	1.0	1.0	2.8	2.8	2.8	2.8
Vacation Accrual	-	-	-	-	(0.3)	(0.8)	(1.4)
Subtotal for Management Excluded Items	4.1	5.1	12.1	36.3	39.0	38.3	30.9
Adjusted Segment Operating Profit	$ 44.8	$ 45.3	$ 48.6	$ 52.2	$ 56.3	$ 59.4	$ 61.8
Adjusted Segment Operating Profit as a % of sales	6.2%	6.6%	7.5%	8.6%	9.7%	10.5%	11.1%
Capital Expenditures	$ 20.9	$ 19.9	$ 15.1	$ 12.6	$ 14.5	$ 13.7	$ 14.6
Adjusted segment operating profit	$ 44.8	$ 45.3	$ 48.6	$ 52.2	$ 56.3	$ 59.4	$ 61.8
Depreciation and Amortization excluding accelerated depreciation	24.6	23.4	22.0	21.1	20.9	20.4	20.3
Adjusted Segment EBITDA	$ 69.4	$ 68.7	$ 70.6	$ 73.3	$ 77.2	$ 79.8	$ 82.1
Adjusted Segment EBITDA as a % of sales	9.5%	10.0%	10.9%	12.1%	13.3%	14.1%	14.8%

*LTM - Last Twelve Months

6

Appendix 4 – Performance Chemicals Adjusted EBITDA 7 Year Ended November 30, (Dollars in millions) 2012 2013 2014 2015 *LTM Sales $ 864.5 $ 773.0 $ 746.5 $ 608.1 $ 556.6 Segment Operating Profit $ 89.6 $ 64.1 $ 46.2 $ 15.9 $ 30.9 Management Excluded Items Restructuring and severance - 2.1 0.5 4.3 3.0 Environmental costs - - 1.0 2.8 2.8 Gain on asset sales - (0.3) - - - Asset impairment, facility closure costs and other - 0.2 - 18.4 20.1 Accelerated depreciation on production transfer - 1.0 2.2 5.8 5.9 Operational Improvements costs - - - 5.0 0.5 Vacation accrual adjustment - - - - (1.4) Subtotal for Management Excluded Items - 3.0 3.7 36.3 30.9 Adjusted Segment Operating Profit $ 89.6 $ 67.1 $ 49.9 $ 52.2 $ 61.8 Adjusted Segment Operating Profit as a % of Sales 10.4% 8.7% 6.7% 8.6% 11.1% Adjusted Segment Operating Profit $ 89.6 $ 67.1 $ 49.9 $ 52.2 $ 61.8 Segment Depreciation and Amortization excluding accelerated depreciation 24.1 25.3 25.8 21.1 20.3 Adjusted Segment EBITDA $ 113.7 $ 92.4 $ 75.7 $ 73.3 $ 82.1 Adjusted Segment EBITDA as a % of Sales 13.2% 12.0% 10.1% 12.1% 14.8% Segment Capital Expenditures $ 25.1 $ 23.0 $ 21.8 $ 12.6 $ 14.6 *LTM: As of August 2016

2015 2016 (Dollars in millions) 1st QTR 2nd QTR 3rd QTR 4th QTR 1st QTR 2nd QTR 3rd QTR Sales $ 53.6 $ 60.1 $ 57.3 $ 58.9 $ 49.2 $ 56.1 $ 52.1 Segment Operating Profit $ 4.1 $ 4.9 $ 5.2 $ 4.7 $ 2.4 $ 7.5 $ 3.9 Management Excluded Items Restructuring and severance - 0.6 - 1.0 0.4 0.1 0.2 Asset impairment, facility closure costs and other - 0.4 0.9 0.3 0.1 - 0.3 Environmental costs 0.2 (0.1) - - - - - Vacation Accrual - - - - (0.3) (0.4) (0.3) Subtotal for Management Excluded Items 0.2 0.9 0.9 1.3 0.2 (0.3) 0.2 Adjusted Segment Operating Profit $ 4.3 $ 5.8 $ 6.1 $ 6.0 $ 2.6 $ 7.2 $ 4.1 Adjusted Segment Operating Profit as a % of sales 8.0% 9.7% 10.6% 10.2% 5.3% 12.8% 7.9% Capital Expenditures $ 2.0 $ 2.0 $ 1.7 $ 2.8 $ 1.3 $ 2.0 $ 1.8 Adjusted segment operating profit $ 4.3 $ 5.8 $ 6.1 $ 6.0 $ 2.6 $ 7.2 $ 4.1 Depreciation and Amortization excluding accelerated depreciation 1.5 1.5 1.4 1.6 1.5 1.6 1.6 Adjusted Segment EBITDA $ 5.8 $ 7.3 $ 7.5 $ 7.6 $ 4.1 $ 8.8 $ 5.7 Adjusted Segment EBITDA as a % of sales 10.8% 12.1% 13.1% 12.9% 8.3% 15.7% 10.9% Appendix 5 – Engineered Surfaces Adjusted EBITDA by Quarter 8

2015 2016 1st QTR 2nd QTR 3rd QTR 4th QTR 1st QTR 2nd QTR 3rd QTR (Dollars in millions) LTM LTM LTM LTM LTM LTM LTM Sales $240.4 $ 236.9 $232.6 $229.9 $225.5 $ 221.5 $216.3 Segment Operating Profit $ 19.9 $ 19.9 $ 21.2 $ 18.9 $ 17.2 $ 19.8 $ 18.5 Management Excluded Items Restructuring and severance - 0.6 0.6 1.5 1.9 1.4 1.7 Asset impairment, facility closure costs and other 0.1 0.4 1.2 1.6 1.7 1.3 0.7 Environmental costs 0.2 0.1 0.2 0.2 - 0.1 - Gain on settlement of note receivable (1.1) (0.4) (0.4) - - - - Vacation Accrual - - - - (0.3) (0.7) (1.0) Subtotal for Management Excluded Itemsp (0.8) 0.7 1.6 3.3 3.3 2.1 1.4 Adjusted Segment Operating Profit $ 19.1 $ 20.6 $ 22.8 $ 22.2 $ 20.5 $ 21.9 $ 19.9 Adjusted Segment Operating Profit as a % of sales 7.9% 8.7% 9.8% 9.7% 9.1% 9.9% 9.2% Capital Expenditures $ 7.3 $ 8.2 $ 7.7 $ 8.5 $ 7.8 $ 7.8 $ 7.8 Adjusted Segment Operating Profit $ 19.1 $ 20.6 $ 22.8 $ 22.2 $ 20.5 $ 21.9 $ 19.9 Depreciation and Amortization excluding accelerated depreciation 6.1 5.8 5.9 6.0 6.0 6.1 6.3 Adjusted Segment EBITDA $ 25.2 $ 26.4 $ 28.7 $ 28.2 $ 26.5 $ 28.0 $ 26.2 Adjusted Segment EBITDA as a % of sales 10.5% 11.1% 12.3% 12.3% 11.8% 12.6% 12.1% *LTM - Last Twelve Months Appendix 6 – Engineered Surfaces LTM* Adjusted EBITDA by Quarter 9

Appendix 7 – Engineered Surfaces Adjusted EBITDA 10 Year Ended November 30, (Dollars in millions) 2012 2013 2014 2015 *LTM Sales $ 261.0 $ 245.1 $ 241.1 $ 229.9 $ 216.3 Segment Operating Profit $ 3.8 $ 15.6 $ 19.2 $ 18.9 $ 18.5 Management Excluded Items Restructuring and severance 1.5 3.0 0.2 1.5 1.7 Environmental costs - - - 0.2 - Gain on asset sales - (5.1) - - - Asset impairment, facility closure costs and other 1.0 2.6 0.2 1.6 0.7 Gain on settlement of Note Receivable - 0.9 (1.1) - - Coated Fabrics Manufacturing Transition Costs 3.0 0.7 - - - Vacation accrual adjustment - - - - (1.0) Subtotal for Management Excluded Items 5.5 2.1 (0.7) 3.3 1.4 Adjusted Segment Operating Profit $ 9.3 $ 17.7 $ 18.5 $ 22.2 $ 19.9 Adjusted Segment Operating Profit as a % of Sales 3.6% 7.2% 7.7% 9.7% 9.2% Adjusted Segment Operating Profit $ 9.3 $ 17.7 $ 18.5 $ 22.2 $ 19.9 Segment Depreciation and Amortization excluding accelerated depreciation 7.6 7.0 6.1 6.0 6.3 Adjusted Segment EBITDA $ 16.9 $ 24.7 $ 24.6 $ 28.2 $ 26.2 Adjusted Segment EBITDA as a % of Sales 6.5% 10.1% 10.2% 12.3% 12.1% Segment Capital Expenditures $ 7.0 $ 5.2 $ 6.7 $ 8.5 $ 7.8 *LTM: As of August 2016

Appendix 8 – Consolidated Adjusted EBITDA by Quarter

(Dollars in millions except per share data)	2015 1st QTR	2015 2nd QTR	2015 3rd QTR	2015 4th QTR	2016 1st QTR	2016 2nd QTR	2016 3rd QTR
Sales	$206.9	$ 220.2	$210.9	$200.0	$175.3	$ 202.0	$195.6
PC Adjusted Segment Operating Profit	$ 7.6	$ 15.3	$ 15.1	$ 14.2	$ 11.7	$ 18.4	$ 17.5
ES Adjusted Segment Operating Profit	4.3	5.8	6.1	$ 6.0	2.6	7.2	4.1
Total Adjusted Segment Operating Profit	$ 11.9	$ 21.1	$ 21.2	$ 20.2	$ 14.3	$ 25.6	$ 21.6
Adjusted Segment Operating Profit as a % of Sales	5.8%	9.6%	10.1%	10.1%	8.2%	12.7%	11.0%
Corporate Expense	$ (8.3)	$ (7.7)	$ (6.0)	$ (5.6)	$ (5.4)	$ (8.5)	$ (8.7)
Interest Expense	(6.8)	(6.9)	(6.8)	(7.8)	(5.8)	(5.7)	(5.9)
Corporate Excluded Items							
Restructuring and severance	-	-	0.1	-	-	0.1	-
Operational improvements costs	0.4	-	-	-	-	-	-
Asset impairment, facility closure costs and other	-	0.6	-	-	-	-	0.1
Deferred Financing Fees written-off	-	-	-	0.6	-	-	1.7
Other financing costs	-	-	-	1.0	-	-	-
Corporate Headquarters relocation costs	-	-	-	-	(0.2)	-	-
Shareholder activist costs	1.9	-	-	-	-	-	-
Acquisition and integration related expense	-	0.4	-	-	-	-	0.4
Vacation Accrual	-	-	-	-	(0.2)	(0.2)	(0.1)
Subtotal for Management Excluded Items	2.3	1.0	0.1	1.6	(0.4)	(0.1)	2.1
Adjusted Income from Continuing Operations before Income Taxes	(0.9)	7.5	8.5	8.4	2.7	11.3	9.1
Tax Expense (30% rate)*	0.3	(2.3)	(2.6)	(2.5)	(0.8)	(3.4)	(2.7)
Adjusted Income From Continuing Operations	$ (0.6)	$ 5.2	$ 5.9	$ 5.9	$ 1.9	$ 7.9	$ 6.4
Adjusted Diluted Earnings Per Share from Adjusted Income from Continuing Operations**	$ (0.01)	$ 0.11	$ 0.13	$ 0.13	$ 0.04	$ 0.18	$ 0.14
Consolidated Capital Expenditures	$ 4.5	$ 6.0	$ 4.8	$ 8.7	$ 6.1	$ 4.6	$ 5.8
Adjusted Income from Continuing Operations before Income Taxes	$ (0.9)	$ 7.5	$ 8.5	$ 8.4	$ 2.7	$ 11.3	$ 9.1
Unallocated Corporate Interest Expense excluding debt premium	6.8	6.9	6.8	6.8	5.8	5.7	5.9
Adjusted Consolidated EBIT	5.9	14.4	15.3	15.2	8.5	17.0	15.0
Depreciation and Amortization excluding accelerated depreciation	7.1	7.0	6.9	7.2	6.8	6.8	6.8
Adjusted Consolidated EBITDA	$ 13.0	$ 21.4	$ 22.2	$ 22.4	$ 15.3	$ 23.8	$ 21.8
Adjusted Consolidated EBITDA as a % of sales	6.3%	9.7%	10.5%	11.2%	8.7%	11.8%	11.1%

*Tax rate is based on the Company's estimated normalized annual effective tax rate

**Adjusted EPS is calcualted using Diluted Shares Outstanding at the end of the period

11

Appendix 9 – LTM* Consolidated Adjusted EBITDA by Quarter

OMNOVA SOLUTIONS

(Dollars in millions except per share data)	2015 1st QTR LTM	2015 2nd QTR LTM	2015 3rd QTR LTM	2015 4th QTR LTM	2016 1st QTR LTM	2016 2nd QTR LTM	2016 3rd QTR LTM
Sales	$968.4	$ 922.2	$881.0	$838.0	$806.4	$ 788.2	$772.9
PC Adjusted Segment Operating Profit	$ 44.8	$ 45.3	$ 48.6	$ 52.2	$ 56.3	$ 59.4	$ 61.8
ES Adjusted Segment Operating Profit	19.1	20.6	22.8	22.2	20.5	21.9	19.9
Total Adjusted segemnt Operating Profit	$ 63.9	$ 65.9	$ 71.4	$ 74.4	$ 76.8	$ 81.3	$ 81.7
Adjusted Segment Operating Profit as a % of Sales	6.6%	7.1%	8.1%	8.9%	9.5%	10.3%	10.6%
Coporate Expense	$ (23.7)	$ (25.7)	$ (26.6)	$ (27.6)	$ (24.8)	$ (25.5)	$ (28.1)
Interest Expense	(32.0)	(31.2)	(30.1)	(28.3)	(27.3)	(26.1)	(25.2)
Corporate Excluded Items							
Restructuring and severance	-	-	0.1	0.1	0.1	0.2	0.1
Operational improvements costs	0.4	0.4	0.4	0.4	-	-	-
Asset impairment, facility closure costs and other	-	1.2	0.6	0.6	0.6	-	-
Corporate Headquarters relocation costs	0.6	-	0.2	-	(0.2)	(0.2)	(0.2)
Deferred Financing Fees written-off	0.8	0.8	0.8	0.6	0.6	0.6	2.4
Other financing costs	2.4	2.4	2.4	1.0	1.0	1.0	1.0
Shareholder activist costs	1.9	1.9	1.9	1.9	-	-	-
Acquisition and integration related expense	-	0.4	0.4	0.4	0.4	-	0.4
Vacation Accrual	-	-	-	-	(0.2)	(0.4)	(0.6)
Subtotal for Management Excluded Items	6.1	7.1	6.8	5.0	2.3	1.2	3.1
Adjusted Income from Continuing Operations before Income Taxes	$ 14.3	$ 16.1	$ 21.5	$ 23.5	$ 27.0	$ 30.9	$ 31.5
Tax Expense (30% rate)**	(4.3)	(4.8)	(6.4)	(7.0)	(8.1)	(9.3)	(9.5)
Adjusted Income From Continuing Operations	$ 10.0	$ 11.3	$ 15.1	$ 16.5	$ 18.9	$ 21.6	$ 22.0
Adjusted Diluted Earnings Per Share from Adjusted Income from Continuing Operations* **	$ 0.22	$ 0.26	$ 0.34	$ 0.36	$ 0.42	$ 0.49	$ 0.49
Consolidated Capital Expenditures	$ 29.5	$ 30.3	$ 25.3	$ 24.0	$ 25.5	$ 24.2	$ 25.1

	2015 1st QTR LTM	2015 2nd QTR LTM	2015 3rd QTR LTM	2015 4th QTR LTM	2016 1st QTR LTM	2016 2nd QTR LTM	2016 3rd QTR LTM
Adjusted Income from Continuing Operations before Income Taxes	$ 14.3	$ 16.1	$ 21.5	$ 23.5	$ 27.0	$ 30.9	$ 31.5
Unallocated Corporate Interest Expense excluding debt premium	32.0	29.2	30.1	27.3	26.3	25.1	24.2
Adjusted Consolidated EBIT	46.3	45.3	51.6	50.8	53.3	56.0	55.7
Depreciation and Amortization excluding accelerated depreciation	31.4	30.2	29.0	28.2	28.0	27.7	27.7
Adjusted Consolidated EBITDA	$ 77.7	$ 75.5	$ 80.6	$ 79.0	$ 81.3	$ 83.7	$ 83.4
Adjusted Consolidated EBITDA as a % of sales	8.0%	8.2%	9.1%	9.4%	10.1%	10.6%	10.8%
Net Leverage							
Total short and long-term debt (Excluding OID of $3.5M)	$410.4	$ 409.1	$408.2	$356.7	$356.1	$ 355.6	$517.0
Less Cash and restricted cash	(83.1)	(90.9)	(101.6)	(44.9)	(43.5)	(60.6)	(226.2)
Net Debt (Debt less Cash and restricted cash)	$327.3	$ 318.2	$306.6	$311.8	$312.6	$ 295.0	$290.8
Net Leverage Ratio******	4.2X	4.2X	3.8X	3.95X	3.8X	3.5X	3.5X

*LTM - Last Twelve Months

**Tax rate is based on the Company's estimated normalized annual effective tax rate

*** Adjusted EPS is calcualted using Diluted Shares Outstanding at the end of the period

**** The above calculation is not intended to be used for purposes of calculating debt covenant compliance

12

Appendix 10 –Consolidated Adjusted EBITDA

(Dollars in millions except per share data)	Year Ended November 30, 2012	2013	2014	2015	*LTM
Sales	$ 1,125.5	$ 1,018.1	$ 987.4	$ 838.0	$ 772.9
PC Adjusted Segment Operating Profit	$ 89.6	$ 67.1	$ 49.9	$ 52.2	$ 61.8
ES Adjusted Segment Operating Profit	9.3	17.7	18.5	22.2	19.9
Total Adjusted Segment Operating Profit	$ 98.9	$ 84.8	$ 68.4	$ 74.4	$ 81.7
Adjusted Segment Operating Profit as a % of Sales	8.8%	8.3%	6.9%	8.9%	10.6%
Corporate Expense	(20.0)	(21.3)	(20.8)	(27.6)	(28.1)
Interest Expense	(36.5)	(31.9)	(32.9)	(28.3)	(25.2)
Corporate Excluded Items					
Restructuring and severance	-	-	-	0.1	0.1
Enviornmental Costs	-	-	-	-	-
Asset impairment, facility closure costs and other	-	-	-	0.6	-
Accelerated depreciation on production transfer	-	-	-	-	-
Operational Improvements costs	-	-	-	0.4	-
Deferred Financing Fees Written-Off	-	1.5	0.8	0.6	2.4
Corporate Headquarters Relocation Costs	-	0.1	0.6	-	(0.2)
Other financing costs	-	-	2.4	1.0	1.0
Shareholder activist costs	-	-	-	1.9	-
Acquisition and integration related expense	-	-	-	0.4	0.4
Vacation accrual adjustment	-	-	-	-	(0.6)
Subtotal for Management Excluded Items	-	1.6	3.8	5.0	3.1
Adjusted Income from Continuing Operations before Income Taxes	$ 42.4	$ 33.2	$ 18.5	$ 23.5	$ 31.5
Tax Expense (30% rate)**	(12.7)	(10.0)	(5.6)	(7.0)	(9.5)
Adjusted Income From Continuing Operations	29.7	23.2	$ 12.9	$ 16.5	$ 22.0
Adjusted Diluted Earnings Per Share from Adjusted Income from Continuing Operations ***	$ 0.65	$ 0.50	$ 0.28	$ 0.36	$ 0.49
Adjusted Income from Continuing Operations before Income Taxes	$ 42.4	$ 33.2	$ 18.5	$ 23.5	$ 31.5
Interest Expense (Excluding Debt Premium)	36.5	31.9	30.9	27.3	24.2
Adjusted Consolidated EBIT	78.9	65.1	49.4	50.8	55.7
Depreciation and Amortization excluding accelerated depreciation	32.0	32.6	32.5	28.2	27.7
Adjusted Consolidated EBITDA	$ 110.9	$ 97.7	$ 81.9	$ 79.0	$ 83.4
Adjusted Consolidated EBITDA as a % of Sales	9.9%	9.6%	8.3%	9.4%	10.8%
Consolidated Capital Expenditures	$ 32.9	$ 29.2	$ 29.8	$ 24.0	$ 25.1
Net Leverage					
Total Short and Long Term Debt****	452.2	448.6	412.0	356.7	517.0
Less Cash and Restricted Cash	(148.5)	(164.9)	(99.5)	(44.9)	(226.2)
Net Debt	303.7	283.7	312.5	311.8	290.8
Net Leverage Ratio*****	2.7 X	2.9 X	3.8 X	3.9 X	3.5 X

***LTM: As of August 2016**
****Tax rate is based on the Company's estimated normalized annual effective tax rate**
***** Adjusted EPS is calculated using Diluted Shares Outstanding at the end of the period**
****** LTM excludes OID of $3.5M**
******* The above calculation is not intended to be used for purposes of calculating debt covenant compliance**

OMNOVA SOLUTIONS

13

Appendix 11 – Adjusted Return on Invested Capital 14 Trailing Twelve Twelve Months Ended Months Ended November 30, Adjusted Net Operating Profit after Tax August 31, 2016 2015 2014 Adjusted Income from Continuing Operations $ 22.0 $ 16.5 $ 12.9 Interest add back excluding debt premium 24.2 27.3 30.9 Tax effect of interest add back* (7.3) (8.2) (9.3) Total Adjusted Net Operating Profit after Tax $ 38.9 $ 35.6 $ 34.5 As of As of November 30, Debt and Equity August 31, 2016 2015 2014 Short-term Debt $ 4.0 $ 2.5 $ 5.6 Senior Notes 150.0 150.0 200.0 Long-term Debt 359.5 204.2 206.4 Total Shareholders' Equity 130.4 109.1 150.5 Total Debt and Equity $ 643.9 $ 465.8 $ 562.5 Adjusted Return on Invested Capital 6.0% 7.6% 6.1% *Tax rate is based on the Company's estimated normalized annual effective tax rate of 30% (7.3)